                                                                  Exhibit 2.2(d)

                        IN THE SUPREME COURT OF BERMUDA
                             COMPANIES (WINDING UP)
                                 2002: No. 201

IN THE MATTER OF APW LTD.
AND IN THE MATTER OF THE COMPANIES ACT 1981

                     -------------------------------------
                                     ORDER
                     -------------------------------------

UPON the application of the Joint Provisional Liquidators and the Company AND UPON reading the second affidavit of Malcolm Butterfield dated July 19, 2002 AND UPON reading the affidavit of Richard Carroll dated 19th July, 2002 AND UPON hearing counsel for the Joint Provisional Liquidators and counsel for APW Limited

IT IS HEREBY ORDERED:

1. that the order of this Court dated 30 May 2002 by which the JPLs were appointed to the Company be amended by adding the following paragraphs 1(A) and 1(B):

     1(A) In addition to the powers set out at paragraph 1 above, the JPLs shall also have the power to consider and, if deemed appropriate and in the best interests of the creditors of the Company, to take all such steps as may reasonably be required by the Company to implement the Amended Plan of Reorganization (the Amended Plan) filed with and confirmed by (if that be the case) the United States Bankruptcy Court for the Southern District of New York.

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     1(B) Without prejudice to the generality of paragraph 1(A) above, the JPLs shall in particular have the power:

          (i) on behalf of the Company to transfer any and all assets of the Company in accordance with the provisions of the Amended Plan;

          (ii) to take whatever steps are necessary to novate and/or assign and/or transfer any contracts of any sort to which the Company is a party pursuant to the terms of the Amended Plan;

          (iii) to authorise by power of attorney or otherwise the directors and officers of the Company (or any one or more of them) to execute all documentation required to implement the Amended Plan;

          (iv) to do on behalf of the Company any act, deed or thing required to procure any subsidiary or affiliate of the Company to implement the Amended Plan in so far as and to the extent that the Amended Plan requires the doing of any act by such subsidiary or affiliate;

          (v) to take whatever steps are necessary to change the name of the Company;

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          (vi) to do anything which is incidental to the powers at (i)-(v) above which is necessary to implement the Amended Plan.

2. that the costs of this application shall be payable out of the assets of the company on an indemnity basis as an expense of the provisional liquidation.

DATED this 22nd day of July 2002

                                                               /s/
                                                   -----------------------------
                                                          CHIEF JUSTICE

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                        IN THE SUPREME COURT OF BERMUDA
                             COMPANIES (WINDING UP)
                                 2002: No. 201

                     IN THE MATTER APW LTD
                     AND IN THE MATTER OF THE COMPANIES ACT
                     1981

                            ------------------------
                                     ORDER
                            ------------------------

                             Cox Hallett Wilkinson
                                  Milner House
                              18 Parliament Street
                                 Hamilton HM12
                 Attorneys to the Joint Provisional Liquidators